Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TCW Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 33-52272 on Form N-1A, of our report dated December 17, 2014 relating to the financial statements and financial highlights of TCW Concentrated Value Fund, TCW Conservative Allocation Fund, TCW Growth Equities Fund, TCW Relative Value Dividend Appreciation Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Select Equities Fund, TCW Small Cap Growth Fund and TCW SMID Cap Growth Fund, and of our reports dated December 18, 2014, relating to the financial statements and financial highlights of TCW Core Fixed Income Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, TCW Emerging Markets Multi-Asset Opportunities Fund, TCW Enhanced Commodity Strategy Fund, TCW International Growth Fund, TCW International Small Cap Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, and TCW Total Return Bond Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2014, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 23, 2015